PERFORMANCE CALCULATION

                                    COLONIAL HIGH YIELD SECURITIES - CLASS C

                                              Year End: 12/31/97

                                            Inception Date: 1/15/96




                                                                                              SINCE INCEPTION
                                         1 YEAR ENDED 12/31/97                                1/15/96 to 12/31/97

                                     Standard            Non-Standard                  Standard               Non-Standard

     Initial Inv.                    $1,000.00            $1,000.00                    $1,000.00                $1,000.00

     Amt. Invested                   $1,000.00            $1,000.00                    $1,000.00                $1,000.00
     Initial NAV                         $6.92                $6.92                        $6.78                    $6.78
     Initial Shares                     144.509              144.509                      147.493                  147.493


     Shares From Dist.                   11.940               11.940                       25.470                   25.470
     End of Period NAV                   $7.23                $7.23                        $7.23                    $7.23

     CDSC Rate                            1.00%
     Total Return                         12.11%              13.11%                       25.05%                   25.05
     Average Annual
      Total Return                        12.11%              13.11%                       12.05%                   12.05

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